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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report: February 13, 2001
                        (Date of earliest event reported)


                             V3 SEMICONDUCTOR, INC.
             (exact name of registrant as specified in its charter)


           NEVADA                  COMMISSION FILE:               87-0429263
(State or other jurisdiction          333-59133               (I.R.S. Employer
    of incorporation or                                      Identification No.)
       organization)



                          250 Consumers Road, Suite 901
                      North York, Ontario, Canada, M2J 4V6
          (Address of Principal executive offices, including zip code)



                                 (416) 497-8884
              (Registrant's telephone number, including area code)




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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

            (a)   (i)   On February 13, 2001, KPMG LLP, the Canadian member firm
of KPMG International ("KPMG") notified the Registrant of its resignation as auditors and independent accountants for the Registrant.

                  (ii) KPMG did not render an audit opinion with respect to the fiscal year ended September 30, 2000. The audit report of KPMG for the fiscal year ended September 30, 1999 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (iii) KPMG's resignation was not requested by the Registrant or the Registrant's Board of Directors or Audit Committee.

                  (iv) As set forth in paragraph (A) below, since October 1, 1998, there have been two disagreements between the Registrant's management and KPMG with respect to accounting for revenue recognition and returns in fiscal year 2000. The Registrant is willing to accept KPMG's conclusion with respect to the subject matter of the disagreement described in paragraph (a)(iv)(A)(1) below if the Registrant's new independent auditors concur with KPMG's conclusion and the Registrant has agreed to accept KPMG's conclusions with respect to the subject matter of the disagreement described in paragraph (a)(iv)(A)(2) below. As set forth in paragraph (B) below, KPMG also advised the Registrant's Audit Committee of certain other matters in written correspondence to the Audit Committee dated February 13, 2001.

                        (A) The two disagreements are as follows:

                              (1) On October 26, 2000, KPMG advised the
Registrant's Audit Committee in a meeting of the Audit Committee that there was a disagreement with the Registrant's former Chief Financial Officer with respect to the Registrant's accounting for revenue recognition. In the third quarter of fiscal year 2000, the Registrant prospectively began recognizing revenue upon shipment of its product by the distributors to the end customer (referred to herein as the "sell-through" basis for recognizing revenues). Previously, the Registrant had recognized revenue upon shipment of its product to distributors (referred to herein as the "sell-in" basis for recognizing revenues). On October 24, 2000, the former Chief Financial Officer of the Registrant informed KPMG that he believed that this change represented a change in accounting principle which should have been applied retroactively to prior financial statements; KPMG's position was that this change was required to be applied prospectively to future financial statements. The Registrant's management and Audit Committee discussed the subject matter of this disagreement in a meeting of the Audit Committee with KPMG on October 26, 2000. In that meeting, the Audit Committee reaffirmed its position to accept KPMG's conclusion that the sell through method should be applied prospectively. As noted in paragraph (B)(2) below, on February 13, 2001 KPMG advised the Audit Committee that KPMG had advised the Registrant's management in early February 2001 that as a result of information that had come to their attention, the Registrant should not have been recognizing revenue with respect to sales to the Registrant's principal distributor on the sell-in basis in the first and second quarters of fiscal year 2000 and that, as a result, the financial statements for the first, second and third quarters of fiscal year 2000 should be restated. Registrant is willing to accept KPMG's conclusion that the first, second and third quarters of fiscal year 2000 should be restated if the Registrant's new independent auditors concur with KPMG's conclusion.

                              (2) The Registrant's management and KPMG
disagreed with respect to the proper accounting treatment for certain returns that occurred after October 31, 2000. The Registrant's management believed that these returns should have been recorded in the first quarter of fiscal year 2001 under U.S. generally accepted accounting principles; KPMG's position was that the returns


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should have been recorded in the fiscal year ending September 30, 2000. The
Registrant had issued a press release dated October 31, 2000 announcing its preliminary financial results for the fourth quarter and for the fiscal year ended September 30, 2000. The preliminary financial results for fiscal year 2000 had not included these returns. Following discussions between members of the Registrant's Audit Committee, the Registrant's management and KPMG, this disagreement was resolved by the Registrant's agreement to accept KPMG's conclusion with respect to these returns. In a press release dated January 23, 2001, the Registrant announced that it expected revenue for fiscal year 2000 to be at least $578,000 lower than the previously released preliminary results and that it expected its net loss for fiscal year 2000 to be at least $338,000 higher than the previously released preliminary results. Approximately $482,000 of the decrease in revenues and $243,000 of the decrease in net earnings was attributable to these returns.

                        (B) Concurrently with its resignation, KPMG advised the Registrant's Audit Committee in writing on February 13, 2001 of the following matters:

                              (1) KPMG's conclusion that it was no longer able
to rely on management's representations. Specifically, KPMG identified the following information: (A) the Registrant's failure to advise KPMG of the existence of a gross margin guarantee given to the Registrant's principal distributor several years ago; (B) the Registrant's failure to advise KPMG of the existence of a December 10, 1999 invoice from a distributor for competitive pricing margin adjustments during KPMG's review of the fiscal year 2000 first quarter interim financial information; (C) the failure of the Registrant's former Chief Financial Officer to disclose to KPMG on a timely basis information about arrangements to accept the product returns described in paragraph (A)(2) above subsequent to September 30, 2000, which, in KPMG's view, materially affected the fiscal year 2000 financial statements; (D) the Registrant's failure to inform KPMG about a memorandum containing certain recommendations that was presented by the former Chief Financial Officer to the Audit Committee on or about July 24, 2000; and (E) the Registrant's failure to inform KPMG of what in KPMG's view were substantial uncertainties concerning the continued employment of the Registrant's former Chief Executive Officer. The Registrant's former Chief Executive Officer resigned as an officer, director and employee of the Company on February 15, 2001.

                              (2) KPMG's conclusion that the Registrant's
previously released financial statements for the first, second and third quarters of fiscal year 2000 would need to be restated. Information had come to KPMG's attention that led KPMG to conclude that the Registrant could not make reasonable estimates in its fiscal year 2000 financial statements of the financial effects of its price protection arrangements with a principal distributor and, accordingly, should not have been recognizing revenue on the sell-in basis with respect to sales to this distributor in its financial statements for the first and second quarters of fiscal year 2000. KPMG advised the Registrant that its conclusion was based on the existence of the above-referenced gross margin guarantee for this distributor and the above-referenced December 10, 1999 invoice from this distributor for competitive pricing margin adjustments which was inappropriately recorded as a reduction of revenue in the second quarter of fiscal 2000.

                              (3) KPMG's position that other information, if
further investigated, may materially impact the fairness and reliability of the Registrant's annual consolidated financial statements for the year ended September 30, 1999 and KPMG's audit report thereon. Specifically, KPMG advised the Registrant's Audit Committee on February 13, 2001 that an allegation had been made that one or more officers of the Registrant had asked an employee of a principal distributor to prepare a letter dated March 7, 2000 to the Registrant estimating the magnitude of a scheduled future stock rotation to be $55,000. The amount of the actual stock rotation was later determined to be approximately $330,000. In KPMG's view, if this allegation proves to be true, it would raise questions with respect to transactions between the Registrant and this distributor generally. The Registrant's management believes the $55,000


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estimate was reasonable when made and that it is not uncommon in the industry to obtain confirmations of stock rotation estimates from distributors.

                              (4) KPMG's position that information has come to
their attention that, in their view, demonstrates the ability of the Registrant's management to override the internal controls necessary for the development of reliable financial statements. Specifically, KPMG cited inadequate documentation and approval of the above-referenced gross margin guarantee; the recording on January 1, 2000 of the above-referenced December 10, 1999 invoice which related to pricing adjustments of sales recorded by the Registrant in fiscal year 1999; and a direction made by the former Chief Executive Officer on December 27, 2000 which, in KPMG's view, was intended to preclude the former Chief Financial Officer from having direct contact with KPMG.

                        (C) The Registrant has authorized KPMG to respond fully to the inquiries of Solursh Feldman & Partners, LLP with respect to the subject matter described above.

                  (v) KPMG has furnished to the Registrant a letter addressed to the Securities and Exchange Commission stating that it agrees with, except with respect to certain sections which KPMG has stated that it is not in a position to agree or disagree, the information contained in this Report on Form 8-K, a copy of which is attached as Exhibit 16.1.

            (b) On February 20, 2001, the Registrant retained Solursh Feldman & Partners, LLP as its independent accountants. The Registrant intends to consult with its new independent accountants regarding the matters identified in paragraph (a) of this Report.

            (c) Based on the information presented to the Audit Committee by KPMG, the Registrant may be required to restate its audited financial statements for the fiscal year ended September 30, 1999 and its unaudited financial statements for the subsequent interim periods under U.S. generally accepted accounting principles. The Registrant and its Audit Committee intend to carefully consider KPMG's views as well as the views of the Registrant's new independent auditors in determining whether such a restatement is necessary. While the overall impact of the various possible adjustments to the financial statements cannot be determined at this time, those adjustments could have a material adverse effect on the Registrant's business, financial condition, results of operations, liquidity and prospects. At this time, the Registrant cannot fairly estimate the amount of any required adjustments to its financial statements. Revised financial statements of the Registrant for the affected periods will, to the extent required, be issued as soon as they are available.

ITEM 5.  OTHER EVENTS

            As the Registrant has previously reported, the Registrant received a letter from the Nasdaq Stock Market dated January 18, 2001 proposing to delist the Registrant's common stock from The Nasdaq National Market because the Registrant failed to file its annual report on Form 10-KSB prior to the date it was required to be filed under Nasdaq Marketplace Rule 4310(c)(14). The Registrant requested a hearing to appeal this determination, and the hearing was held before the Nasdaq Listing Qualifications Panel on February 15, 2001. The Registrant has not yet been informed of the determination of the Nasdaq Listing Qualifications Panel. On February 14, 2001, the Nasdaq National Stock Market halted trading in the Registrant's common stock pending resolution of the issues submitted to the Nasdaq Listing Qualifications Panel.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

        16.1   Letter from KPMG LLP dated February 21, 2001, pursuant to
               Item 304(a)(3) of Regulation S-B.

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                                   SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,


                                         V3 Semiconductor, Inc.



Date:  February 22, 2001                 By       /s/ CARL MITCHELL
                                             ---------------------------------
                                             Name:    Carl Mitchell
                                             Title:   Chief Operating Officer






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                                  EXHIBIT INDEX



     Exhibits

     16.1   Letter from KPMG LLP dated February 21, 2001, pursuant to
            Item 304(a)(3) of Regulation S-B.







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